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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): October 11, 2000
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                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                   1-7604                         58-0678148
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   (State or other      (Commission File Number)          (IRS Employer
   jurisdiction of                                        Identification
   incorporation)                                         Number)


    1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (770) 644-6400
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Item 5.  Other Events.

         The Company announced on October 11, 2000, that it had signed a definitive agreement to sell its woven products division to Mohawk Industries, Inc. Included in the sale will be inventory, buildings, machinery and equipment at sites in Calhoun, Dalton and Chatsworth, Georgia; Blowing Rock, North Carolina; and Manchester, New Hampshire. The sale proceeds are estimated at $40 million, subject to adjustment based on the inventory at closing, which is projected to occur before the end of the year. The woven products business has annual sales of approximately $85 million and about 600 employees, most of whom will receive offers of employment from Mohawk.

         Effective October 13, 2000, John Magee resigned as Acting President of Crown Crafts to return to his position as President of Norelli & Company, a North Carolina-based strategy and turnaround consulting firm. As Acting President, Magee was serving in an interim position to assist the Company's management in achieving certain specific objectives. With the signing of the definitive agreement with Mohawk, the refinancing of the Company's debt at the end of August, the development and implementation of initiatives to reduce costs, the strengthening of the Company's management team, and the redefinition of the business model for certain businesses, the Company's immediate goals for Mr. Magee have been achieved. It is expected that Mr. Magee will be available to consult for Crown Crafts on a continuing basis.

         On October 25, 2000 the Company gave notice to effected employees that there will be a layoff at its Timberlake (Roxboro), North Carolina facility on December 29, 2000. Approximately 250 of the current 388 employees are expected to lose their jobs. The job cuts come in the manufacturing operations, as the Company shifts its strategy to emphasize marketing and distribution and to outsource most manufacturing.

         Statements contained in this report that are not statements of historical fact are "forward-looking statements" within the meaning of the federal securities law. Forward-looking statements involve unknown risks and uncertainties that may cause future results to differ materially from what is anticipated. These risks include, among others, general economic conditions, changing competition, the level and pricing of future orders from the Company's customers, the Company's dependence on third-party suppliers, including some located in foreign countries with unstable political situations, the Company's ability to successfully implement new information technologies, and the Company's ability to integrate its acquisitions and new licenses and to implement operational improvements in its acquired businesses.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       CROWN CRAFTS, INC.



                       By: /s/ Carl A. Texter
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                            Name:       Carl A. Texter
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                            Title: Chief Financial Officer
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Dated:   October 25, 2000